UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2009

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on April 27, 2009, we, through NNN VF 901 Civic, LLC, our subsidiary, along with NNN 901 Civic, LLC, entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions on April 21, 2009, or the Agreement, for the sale of 901 W. Civic Center Drive, located in Santa Ana, California, or the 901 Civic Center property, to Robert Ko, an unaffiliated third party, or the Buyer, for a sales price of $11,250,000. NNN VF 901 Civic, LLC and NNN 901 Civic, LLC are collectively referred to as the Seller. Our manager, Grubb & Ellis Realty Investors, LLC, is also the manager of NNN 901 Civic, LLC. We own, through NNN VF 901 Civic, LLC, a 96.9% interest in the 901 Civic Center property.

On May 6, 2009, the Buyer and Seller entered into a First Amendment to Agreement for Purchase and Sale, or the First Amendment. The material terms of the First Amendment provide for (i) an extension of the Buyer’s financing contingency period from May 7, 2009 to May 12, 2009, for the sole purpose of Seller providing evidence, that is reasonably acceptable to Buyer and approved by Buyer’s lender, that any environmental issues relating to an underground storage tank that was formerly located on the property have been resolved and (ii) an acknowledgement that Buyer would not be assuming any of the services contracts that are currently in place at the 901 Civic Center property, and that Seller shall terminate all service contracts, at Buyer’s expense, at closing. As of May 12, 2009, we anticipate that the Buyer and Seller will further amend the Agreement. However, there can be no assurance that the Agreement will be further amended, or that we will be able to complete the sale of the 901 Civic Center property.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

May 12, 2009	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer